UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 13, 2006

FOOTHILL INDEPENDENT BANCORP

(Exact name of registrant as specified in its charter)

Delaware	0-11337	95-3815805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 South Grand Avenue, Glendora, California	91741
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 963-8551

NOT APPLICABLE

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Foothill Independent Bancorp (the “Foothill”) previously announced on December 15, 2005 that it had entered into an Agreement and Plan of Merger dated December 14, 2005 with First Community Bancorp (the “Merger”). On January 13, 2006, the Board of Directors of Foothill, as a result of the pending Merger, and in order to facilitate an orderly share exchange process, authorized the suspension of Foothill’s dividend reinvestment plan (the “Plan”) effective as of January 20, 2006.

As a result, additional dividends that become payable to participants after January 20, 2006 and prior to the consummation of the Merger will not be reinvested in shares of common stock of Foothill (the “Shares”) under the Plan as in the past. Instead, such dividends will be paid in cash to Plan participants. In addition, no further optional cash payments for the purchase of additional Shares will be accepted under the Plan. Each Plan participant will receive a certificate for the whole Shares and a check for the fractional Shares currently in such participant’s Plan account.

The letter to Plan participants informing them of the suspension of the Plan is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is attached to this Report:

Exhibit Number	Description
99.1	Form of Letter to Plan participants, dated January 13, 2006, informing them of Foothill’s suspension of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOTHILL INDEPENDENT BANCORP

Date: January 19, 2006	By:	/s/ Carol Ann Graf
Carol Ann Graf Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Form of Letter to Plan participants, dated January 13, 2006, informing them of Foothill’s suspension of the Plan.